SUN COMMUNITIES, INC.

At the Market Offering
Sales Agreement

May 10, 2012

BMO Capital Markets Corp.
115 S. LaSalle Street, 18th Floor West
Chicago, IL 60603

Liquidnet, Inc.
498 Seventh Ave, 15th Fl.
New York, NY 10018

Ladies and Gentlemen:

Sun Communities, Inc., a corporation organized and existing under the laws of the State of Maryland (the “Company”) and Sun Communities Operating Limited Partnership (the “Operating Partnership”), confirm their agreement (this “Agreement”) with BMO Capital Markets Corp. (“BMO”) and Liquidnet, Inc. (“Liquidnet” and together with BMO, the “Sales Agents”), as detailed below. Although the Sales Agents are signing jointly to the Agreement, it is understood that each Sales Agent is individually responsible for carrying out its responsibilities pursuant to the Agreement.

1.Issuance and Sale of Securities. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Sales Agents, acting as agents and/or principals, the Company's shares of common stock, $0.01 par value per share (the “Common Stock”), with an aggregate offering price of up to $100,000,000 (the “Securities”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Sales Agents shall have no obligation in connection with such compliance. The issuance and sale of Securities through the Sales Agents will be affected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”).

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-181315), including a Base Prospectus (defined below), relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a Prospectus Supplement (defined below) to the Base Prospectus specifically relating to the Securities. Except where the context otherwise requires, “Registration Statement” shall mean the registration statement on Form S-3 (File No. 333-181315 ), as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein (or deemed to be incorporated by reference therein), and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act. “Base Prospectus” means the base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement. “Prospectus Supplement” means the final prospectus supplement relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act and in the form furnished to the Sales Agents by the Company in connection with the offering of the Securities. “Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 of the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) of the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) of the Securities Act. The Base Prospectus, Prospectus Supplement, and any Free Writing Prospectus shall collectively be referred to herein as the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein (or deemed to be incorporated by reference therein), and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

2.	Placements.

(a)Each time that the Company wishes to issue and sell the Securities hereunder (each issuance and sale, a “Placement”), it will notify the Sales Agents by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued and sold (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Sales Agents set forth on Schedule 2, as such schedule may be amended from time to time. If such proposed terms are acceptable to the Sales Agents, they shall confirm by electronic mail and upon such confirmation by the Sales Agents, the Placement Notice shall be effective unless and until (i) in accordance with the notice requirements set forth in Section 4 hereof, the Sales Agents decline to accept the terms contained therein for any reason, in their sole discretion, (ii) the entire amount of the Placement Securities have been sold, (iii) in accordance with the notice requirements set forth in Section 4 hereof, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) the Agreement has been terminated under the provisions of Section 11 hereof. The amount of any discount, commission or other compensation to be paid by the Company to the Sales Agents in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor the Sales Agents will have any obligation whatsoever with respect to a Placement or any

Placement Securities unless and until the Company delivers a Placement Notice to the Sales Agents and the Sales Agents do not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice that the Sales Agents have not declined, the terms of the Placement Notice will control, but only with respect to the Placement to which such Placement Notice relates.
(b)Under no circumstances shall the Company propose a sale of Common Stock pursuant to this Agreement if such sale would (i) cause the number of Common Stock sold to exceed the number of shares of Common Stock available for offer and sale under the then effective Registration Statement or (ii) cause the number of shares of Common Stock sold pursuant to this Agreement to exceed the number of shares of Common Stock authorized from time to time to be issued and sold pursuant to this Agreement by the Company's board of directors, or a duly authorized committee thereof, and notified to the Sales Agents in writing.
(c)Notwithstanding any other provision of this Agreement, no sales of Securities shall take place, the Company shall not request the sales of any Common Stock that would be sold and the Sales Agents shall not be obligated to sell or offer to sell any Securities, during any period in which the Company's insider trading or similar policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of Common Stock by persons subject to such policy, or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information with respect to the Company.

3.Sale of Placement Securities by the Sales Agents. Subject to the terms and conditions herein set forth, upon the Company's issuance of a Placement Notice, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Sales Agents, for the period specified in the Placement Notice, will use their commercially reasonable efforts consistent with their normal trading and sales practices, and applicable state and federal laws, and the rules and regulations of the New York Stock Exchange (“NYSE”), to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Sales Agents will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Sales Agents pursuant to Section 2 hereof with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Sales Agents (as set forth in Section 5(a) hereof) from the gross proceeds that it receives from such sales. After consultation with the Company and subject to the terms of the Placement Notice, the Sales Agents may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on NYSE, on any other existing trading market for the Common Stock or to or through a market maker or through an electronic communications network. After consultation with the Company and subject to the terms of the Placement Notice, the Sales Agents may also sell Placement Securities in privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that the Sales Agents will be successful in selling Placement Securities and (ii) the Sales Agents will incur no liability or obligation to the Company or any other person or entity if they do not sell Placement Securities for any reason other than a failure by the Sales Agents to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such Placement Securities as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which such shares are listed or quoted.

4.Suspension of Sales. The Company or the Sales Agents may, upon notice to the other parties in writing (including by email correspondence to each of the individuals of the other parties set forth on Schedule 2, if receipt of such correspondence is actually acknowledged, other than by auto-reply, by any of the individuals to whom the notice is sent) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other parties set forth on Schedule 2), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair any party's obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agree that no such notice under this Section 4 shall be effective against another unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule may be amended from time to time.

5.Settlement.

(a)Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Sales Agents at which such Placement Securities were sold, less (i) the Sales Agents' commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Sales Agents hereunder pursuant to Section 7(k) (Reimbursement of Certain Expenses) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Sales Agents' or their designee's account (provided the Sales Agents shall have given the Company written notice of such designee not less than one day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, the Sales Agents will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. If the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9 hereof, it will (i) hold the Sales Agents harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Sales Agents any commission, discount, or other compensation to which they would otherwise have been entitled absent such default.

6.Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership jointly and severally represent and warrant to, and agree with, the Sales Agents that as of each Applicable Time (as defined in Section 21(a)):

(a)The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission the Registration Statement, for registration under the Securities Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, has become effective. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x). At the Applicable Time, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b), the Prospectus will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder; and at the Applicable Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Sales Agents specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Sales Agents consists of the information described as such in Section 9(a) hereof. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority or any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted by the Commission or by the state securities authority of any jurisdiction.

(b)(i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer. The Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act).

(c)Each Free Writing Prospectus did not, does not or will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document included or incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Sales Agents specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Sales Agents consists of the information described as such in Section 9(a) hereof.

(d)All documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the

Exchange Act and incorporated by reference into the Registration Statement or the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act and the rules and regulations thereunder or the Exchange Act and the rules and regulations thereunder, as applicable. Any further documents so filed, when such documents are filed or become effective by the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder or the Exchange Act and the rules and regulations thereunder, as applicable.

(e)The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and as general partner of the Operating Partnership to cause the Operating Partnership to enter into and perform the Operating Partnership's obligations under this Agreement and the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended (the “Operating Partnership Agreement”), and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(f)The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Michigan with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified to do business and is in good standing as a foreign limited partnership under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(g)Each subsidiary of the Company has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority (corporate and other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(h)All the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock or other ownership interests of the Company's subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind (collectively, “Liens”). Except as set forth in the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any subsidiary of the Company.

(i)The Company's authorized equity capitalization is as set forth in the Registration Statement and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Sales Agents pursuant to the terms of this Agreement, will be fully paid and non-assessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; pursuant to a Rights Agreement (the “Rights Agreement”) dated as of June 2, 2008, between the Company and Computershare Trust Company, N.A., as rights agent, the Common Stock is issued and trades with preferred share purchase rights (the “Rights”); the Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to enforceability; the Rights have been duly authorized by the Company and, when issued upon issuance of the Securities, will be validly issued, and the shares of Junior Participating Preferred Stock (as defined in the Company's Organizational Documents) have been duly authorized by the Company and validly reserved for issuance upon the exercise in accordance with the terms of the Rights Agreement and will be validly issued, fully paid and non-assessable; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; and all offers and sales by the Company of the Common Stock prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. Any stock options issued by the Company have been issued in compliance with applicable law, and the terms and provisions of such stock options were established in compliance with applicable law except as would not have a Material Adverse Effect.

(j)All of the issued and outstanding units of limited partnership (the “Units”) of the Operating Partnership have been duly and validly authorized and issued by the Operating Partnership and conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. None of the Units was issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except as set forth in the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, Units or other ownership interests of the Operating Partnership. The Units owned by the Company are owned directly by the Company, free and clear of all Liens. The issuance of the common Units to be issued by the Operating Partnership in connection with the contribution of the net proceeds from the sale of the Securities to the Operating Partnership has been duly authorized, and, when issued and delivered by the Operating Partnership, the Units will be validly issued and fully paid.

(k)There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference (A) in the Prospectus under the headings “Plan of Distribution” and “Business Risks-Certain provisions in our governing documents may make it difficult for a third-party to acquire us,” “Summary,” “Risk Factors,” “Use of Proceeds,” “Description of Common Stock,” “Description of Preferred Stock” and “Material Federal Income Tax Considerations” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(l)This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(m)Neither the Company nor the Operating Partnership is, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(n)No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Sales Agents in the manner contemplated herein and in the Prospectus.

(o)Neither the issuance and sale of the Securities nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof by the Company will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws of the Company or the organizational or other governing documents of any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement (including, without limitation, the Common Stock Purchase Agreement, dated August 6, 2010, by and among the Company, the Operating Partnership and REIT Opportunity, Ltd.), obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, except as would not have a Material Adverse Effect and would not have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except as would not have a Material Adverse Effect and would not have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(p)Except as set forth in the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement. Except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the Securities Act with respect to any securities of the Company or the Operating Partnership owned or to be owned by such person or to require the Company or the Operating Partnership to include such securities in any securities being registered pursuant to any other registration statement filed by the Company or the Operating Partnership under the Securities Act.
(q)The financial statements and schedules, including the notes thereto, of the Company and its consolidated subsidiaries, filed with the Commission as part of or incorporated by reference in the Registration Statement, and included or incorporated by reference in the Prospectus, present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and the Exchange Act and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Data” incorporated by reference in the Prospectus and the Registration Statement fairly present, on the basis stated therein, the information included therein. The financial statements, including the notes thereto, of Origen Financial, Inc. (“Origen”), set forth or incorporated by reference in the Registration Statement and the Prospectus, present fairly, in all material respects, the financial condition, results of operations and cash flows of Origen as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and the Exchange Act and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein). All non-GAAP financial information included in the Registration Statement and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act; and, except as disclosed in the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Securities Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company's knowledge, material future effect on the Company's consolidated financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses or a material future effect on Origen's financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. The pro forma financial statements, including the notes thereto, included or incorporated by reference in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Prospectus and the Registration Statement. The pro forma financial statements, including the notes thereto, included or incorporated by reference in the Prospectus and the Registration Statement, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.

(r)No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).
(s)Except as otherwise disclosed in the Prospectus, (i) the Company or its subsidiaries have fee simple title to or leasehold interest in, and have acquired title insurance with respect to, all of the properties described in the Prospectus as owned or leased by them and the improvements (exclusive of improvements owned by tenants) located thereon (the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the Prospectus or do not materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company and any subsidiary; (ii) neither the Company nor any of its subsidiaries knows of any condemnation which is threatened and which if consummated would reasonably be expected to have a Material Adverse Effect; (iii) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except as disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any subsidiary; and (iv) to the knowledge of the Company and the Operating Partnership, except as set forth in or contemplated in the Prospectus and, with respect to (A) below, except as would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any subsidiary: (A) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default by any tenant under any of the terms and provisions of any lease described in the “Properties” section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011; and (B) no tenant under any of the leases at the Properties has a right of first refusal to purchase the real property demised under such lease.

(t)The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of the Company's and the Operating Partnership's business as now conducted or as proposed in the Prospectus to be conducted, except where the failure to own, possess, license or have other rights to use such Intellectual Property would not have a Material Adverse Effect. Except as set forth in the Prospectus; (i) to the Company's or the Operating Partnership's knowledge, there are no rights of third parties to any such Intellectual Property; (ii) to the Company's or the Operating Partnership's knowledge, there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending, or, to the Company's or the Operating Partnership's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (iv) there is no pending or, to the Company's or the Operating Partnership's knowledge, threatened action, suit, proceeding or claim by others that the Company or the Operating Partnership infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(u)Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter, bylaws or other organizational or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except under subsections (ii) or (iii) for any violation or default which would not have a Material Adverse Effect.

(v)Grant Thornton LLP, who has certified the financial statements and supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus and delivered their reports with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder. Baker Tilly Virchow Krause, LLP, who have expressed their opinion with respect to the financial statements and schedules of Origen included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company and Origen within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(w)The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(x)No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that could be reasonably expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(y)The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(z)No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such subsidiary's capital stock or equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus (exclusive of any supplement thereto).

(aa)The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except where the failure to possess such license, certificate, permit or other authorization would not have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(ab)The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries' internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(ac)The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(ad)Neither the Company nor the Operating Partnership has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ae)To the knowledge of the Company, the Company and its Subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except, in all cases, where such noncompliance with

Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (“CERCLA”). The Properties are not included or, to the best of the Operating Partnership's and the Company's knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the Operating Partnership's and the Company's knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other governmental authority. Except as disclosed in the Prospectus, to the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of Properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, individually or in the aggregate, have a Material Adverse Effect.

(af)The Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(ag)There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including the establishment and maintenance of disclosure controls and procedures, Section 402 related to loans and Sections 302 and 906 related to certifications.

(ah)Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company and the Operating Partnership, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ai)The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(aj)Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ak)Except as set forth in the Prospectus, the Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects; and all personal property held under lease by the Company or any subsidiary is held by it under valid, subsisting and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or the subsidiary.

(al)No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, executive officers, or stockholders of the Company on the other hand, which is required to be described in the Registration Statement and the Prospectus and which is not so described.

(am)Commencing with its taxable year ended December 31, 1994, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and all applicable regulations under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code and all applicable regulations under the Code. The Company presently intends to continue to qualify as a REIT under the Code and all applicable regulations under the Code for all subsequent years, and the Company, after reasonable inquiry and diligence, does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT at any time. Each of the Company's corporate subsidiaries that has elected, together with the Company, to be a taxable REIT subsidiary is in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code, and the Company, after reasonable inquiry and diligence, is not aware of any fact that would negatively impact such qualification. Each of the Company's corporate subsidiaries (or subsidiaries taxable as corporations for U.S. federal income tax purposes) that is not a “taxable REIT subsidiary” is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and all applicable regulations under the Code. The Operating Partnership is and has been at all times classified as a partnership, and not as an association or partnership taxable as a corporation, for federal income tax purposes.

(an)There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(ao)The Company, the Operating Partnership and each of their subsidiaries (including any predecessor entities) have not distributed, and prior to the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Securities Act.

(ap)The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources that the Company and the Operating Partnership believe to be reliable and accurate.

(aq)Other than the subsidiaries of the Company listed in Exhibit 21.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2011, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, limited liability company, association, trust or other entity.

(ar)The documents incorporated by reference in the Registration Statement and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(as)The Company has no “significant subsidiaries” (as such term is defined under Rule 1-02(w) subsections 1 or 2 of Regulation S-X under the Securities Act) other than as set forth on Schedule 4 hereto.

(at)None of the Company's debt securities are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act).

(au)The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(av)Any certificate signed by any officer of the Company and delivered to the Sales Agents in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Sales Agents. The Company and the Operating Partnership acknowledge that the Sales Agents and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Sales Agents, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7.Covenants of the Company. The Company and the Operating Partnership, jointly and severally, covenant and agree with the Sales Agents that:

(a)Amendments and Supplements to the Registration Statement, the Prospectus and any Free Writing Prospectus. The Company shall not, during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172, or any similar rule of under the Securities Act) (the “Prospectus Delivery Period”) in connection with sales of the Placement Securities, amend or supplement the Registration Statement, the Prospectus or any Free Writing Prospectus, unless a copy of such amendment or supplement thereto shall first have been submitted to the Sales Agents within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Sales Agents shall not have reasonably objected thereto (provided, however, that the failure of the Sales Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agents' right to rely on the representations and warranties made by the Company in this Agreement).

(b)Material Misstatements or Omissions and Other Compliance with Applicable Law. If, after the date hereof and during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Prospectus or any Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus or any Free Writing Prospectus, or to file any document in order to comply with the Securities Act or the Exchange Act, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of the Sales Agents it is otherwise necessary to amend or supplement the Registration Statement, the Prospectus or any Free Writing Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, including, without limitation, in connection with the delivery of the Prospectus, the Company shall promptly (i) notify the Sales Agents of any such event, development or condition (and confirm such notice in writing) and (ii)(x) prepare (subject to subsections (a) and (e) of this Section 7) an amendment or supplement to the Prospectus or such Free Writing Prospectus, necessary in order to make the statements in the Prospectus or such Free Writing Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Prospectus or such Free Writing Prospectus, as amended or supplemented, will comply with the Securities Act or the Exchange Act, (y) file with the Commission such amendment, supplement or document in order to comply with the Securities Act or the Exchange Act (and use its best efforts to have such amendment or supplement to be declared effective as soon as possible) and (z) furnish at its own expense to the Sales Agents as many copies as the Sales Agents may reasonably request of such amendment, supplement or document.

(c)Notifications to the Sales Agents. The Company shall notify the Sales Agents promptly, and shall confirm such notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement, the Prospectus or any Free Writing Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Placement Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any material statement made in the Registration Statement or the Prospectus untrue or that requires the making of any amendment or supplement to the Prospectus or any Free Writing Prospectus in order to make the material statements therein, in light of the circumstances under which they were made, not misleading and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, the Prospectus, or any Free Writing Prospectus. If at any time the Commission shall issue any such stop order suspending the effectiveness of the Registration Statement, the Company shall use its best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430B, 430C and 462(b) under the Securities Act and to notify the Sales Agents promptly of all such filings.

(d)Prospectus. The Company shall furnish to the Sales Agents, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Sales Agents may reasonably request via electronic mail in “.pdf” format and, at the Sales Agents' request, to furnish copies of the Prospectus to the NYSE and each other exchange or market on which sales of the Placement Securities were or are expected to be effected, in each case, as may be required by the rules or regulations of the NYSE or such other exchange or market. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Sales Agents during the Prospectus Delivery Period. If the Sales Agents are required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule), in connection with the sale of the Placement Securities, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K under the Securities Act, as the case may be.

(e)Free Writing Prospectuses. Other than a Free Writing Prospectus approved in advance in writing by the Company and the Sales Agents, neither the Sales Agents nor the Company (including its agents and representatives, other than the Sales Agents in their capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Placement Securities to be sold by the Sales Agents hereunder. The Company represents and agrees that (i) it has complied and shall comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Free Writing Prospectus, including, without limitation, in respect of timely filing with the Commission, legending and record keeping. The Company agrees not to take any action that would result in the Sales Agents or the Company being required to file pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Sales Agents that the Sales Agents otherwise would not have been required to file thereunder.

(f)Registration Statement Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement relating to the Placement Securities (the “Renewal Deadline”), any of the Placement Securities remain unsold by the Sales Agents, the Company shall prior to the Renewal Deadline (i) file, if it has not already done so (subject to subsection (a) of this Section 7), a new shelf registration statement relating to the Placement Securities, in a form reasonably satisfactory to the Sales Agents, (ii) use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline (if the Company is not then eligible to file an automatic shelf registration statement) and (iii) take all other action necessary or appropriate to permit the public offering and sale of the Placement Securities to continue as contemplated herein and in the expired registration statement relating to the Placement Securities. References herein to the Registration Statement relating to the Placement Securities shall include such new shelf registration statement.

(g)Notice of Inability to Use Automatic Shelf Registration Statement Form. If, at any time when the Placement Securities remain unsold by the Sales Agents, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company shall (i) promptly notify the Sales Agents, (ii) promptly file a new registration statement or post-effective amendment to the existing Registration Statement on the proper form relating to the Placement Securities, in a form reasonably satisfactory to the Sales Agents and subject to subsection (a) of this Section 7, (iii) use its commercially reasonable efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Sales Agents upon such effectiveness. The Company shall take all other action necessary or appropriate to permit the public offering and sale of the Placement Securities to continue as contemplated herein and in the Registration Statement that was the subject of the notice pursuant to Rule 401(g)(2) of the Securities Act or for which the Company has otherwise become ineligible to use. References herein to the Registration Statement relating to the Placement Securities shall include such new registration statement or post-effective amendment, as the case may be.

(h)Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Placement Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(i)Compliance with Blue Sky Laws. The Company shall cooperate with the Sales Agents and counsel therefor in connection with the registration or qualification (or the obtaining of exemptions therefrom) of the Placement Securities for the offering and sale under the securities or Blue Sky laws of such jurisdictions as the Sales Agents may request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and to continue such registration or qualification in effect so long as necessary under such laws for the distribution of the Placement Securities; provided, however, that in no event shall the

Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject (except service of process with respect to the offering and sale of the Placement Securities).

(j)Availability of Earnings Statements. The Company shall make generally available to holders of its securities and the Sales Agents as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the end of the Company's current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(k)Reimbursement of Certain Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or reimburse if paid by the Sales Agents, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus (including the filing fees payable to the Commission relating to the Placement Securities within the time required by Rule 456 under the Securities Act), (ii) the preparation and delivery of certificates representing the Placement Securities, if applicable, (iii) the printing of this Agreement, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Placement Securities by the Sales Agents, (v) the listing of the Placement Securities on the NYSE, (vi) any filings required to be made by the Sales Agents with FINRA, (vii) the registration or qualification of the Placement Securities for offer and sale under the Securities Act and the securities or Blue Sky laws of such jurisdictions designated pursuant to subsection (i) of this Section 7, including up to $5,000 of the fees, disbursements and other charges of counsel to the Sales Agents in connection therewith, and, if requested by the Sales Agents, the preparation and printing of preliminary, supplemental and final Blue Sky or Legal Investment memoranda, (viii) counsel to the Company, (ix) The Depository Trust Company and any other depositary, transfer agent or registrar for the Placement Securities, (x) the Company's Accountants, and (xi) all fees, costs and expenses for consultants used by the Company in connection with the offering. The Company will reimburse the Sales Agents for their reasonable out-of-pocket costs and expenses incurred in connection with entering into this Agreement, including, without limitation, reasonable travel, reproduction, printing and similar expenses, as well as the reasonable fees and disbursements of their legal counsel, provided that all such fees and expenses shall not exceed $50,000 in the aggregate during the term of this Agreement.

(l)No Stabilization or Manipulation. Neither the Company nor the Operating Partnership shall at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Securities Act or otherwise, of the price of the shares of Common Stock to facilitate the sale or resale of any of the Placement Securities.

(m)Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Placement Securities to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds.”

(n)Lock-Up Agreement. The Company shall not offer to sell, sell, pledge, hypothecate, contract or agree to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, in each case without giving the Sales Agents at least three Business Days' prior written notice specifying the nature and date of such proposed transaction. Notwithstanding the foregoing, the Company and/or the Operating Partnership may (i) register the offering and sale of the Placement Securities through the Sales Agents pursuant to this Agreement, (ii) issue shares of Common Stock upon the exercise of outstanding options, or other outstanding securities, as described in the Company's reports filed with the Commission under the Exchange Act, or upon the redemption of outstanding Units, in accordance with the Operating Partnership Agreement, (iii) issue securities under the Company's equity incentive plans described in the Company's reports filed with the Commission under the Exchange Act, (iv) issue shares of Common Stock pursuant to any dividend reinvestment plan or stock purchase plan of the Company, and (v) issue securities, including Units, in connection with the acquisition of property. If notice of a proposed transaction is provided by the Company pursuant to this Section 7(n), the Sales Agents may suspend activity of the transactions contemplated by this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by the Sales Agents.

(o)Stock Exchange Listing. The Company shall use its best efforts to cause the Placement Securities to be listed on the NYSE and to maintain such listing.

(p)Additional Notices. The Company shall notify the Sales Agents immediately after it shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter or any other document provided to the Sales Agents pursuant to Section 8 below.

(q)Representation Date Certificates. Upon commencement of the offering of the Placement Securities under this Agreement (and upon the recommencement of the offering of the Placement Securities under this Agreement following the termination of a suspension of sales hereunder), and each time thereafter that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of securities pursuant to the Registration Statement other than the Placement Securities), (ii) there is filed with the Commission any document incorporated by reference into the Registration Statement or the Prospectus (other than a Current Report on Form 8-K, unless the Sales Agents shall otherwise reasonably request), or (iii) otherwise as the Sales Agents may reasonably request (such commencement date, any such recommencement date, if applicable, and each such date referred to in clauses (i), (ii) and (iii) above, a “Representation Date”), to furnish or cause to be furnished to the Sales Agents forthwith a certificate dated and delivered within three Trading Days of such Representation Date, in form reasonably satisfactory to the Sales Agents, to the effect that the statements contained in the certificate referred to in Section 8(c) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide a certificate under this

Section 7(q) may be waived, at the Sales Agents' discretion, for any Representation Date occurring at a time at which no Placement Notice is pending. However, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Sales Agents with a certificate under this Section 7(q), then before the Company delivers the Placement Notice or the Sales Agents sell any Placement Securities, the Company shall provide the Sales Agents with a certificate, in the form set forth in Section 8(c), dated the date of the Placement Notice (such date shall also constitute a Representation Date for purposes of this Agreement).

(r)Company Counsel Legal Opinions. On or prior to the date that the first Placement Securities are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate under Section 7(q) for which no waiver is applicable, the Company shall cause to be furnished to the Sales Agents, dated as of such date and addressed to the Sales Agents, in form and substance reasonably satisfactory to the Sales Agents, the written opinions of Jaffe, Raitt, Heuer & Weiss, P.C., counsel for the Company and Ober, Kaler, Grimes & Shriver, a Professional Corporation, the Company's special Maryland counsel, substantially similar to the forms set forth in Exhibit A hereto but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions. In lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Placement Securities under this Agreement each such counsel may furnish the Sales Agents with a letter (a “Reliance Letter”) to the effect that the Sales Agents may rely on the prior opinions delivered under this Section 7(r) to the same extent as if it were dated the date of such letter (except that statements in such prior opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(s)Comfort Letters. On or prior to the date that the first Placement Securities are sold pursuant to the terms of this Agreement (and upon the recommencement of the offering of the Placement Securities under this Agreement following the termination of a suspension of sales hereunder) and within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate under Section 7(q) for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus, collectively, the “Accountants”) to deliver to the Sales Agents letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance reasonably satisfactory to the Sales Agents, as described in Section 8(f).

(t)Due Diligence. The Company and the Operating Partnership will cooperate with any reasonable due diligence review conducted by the Sales Agents or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company's principal offices, as the Sales Agents may reasonably request. The Company shall comply with any due diligence request or call reasonably requested by the Sales Agents.

(u)Reservation of the Placement Securities. The Company shall reserve and keep available at all times, free of preemptive rights, Placement Securities for the purpose of enabling the Company to satisfy its obligations hereunder.

(v)Trading. The Company hereby consents to the Sales Agents trading in the Common

Stock for their own accounts and for the accounts of their clients at the same time as sales of the Placement Securities pursuant to this Agreement.

(w)Deemed Representations and Warranties. The Company hereby agrees that each acceptance by it of an offer to purchase Placement Securities hereunder shall be deemed to be (i) an affirmation to the Sales Agents that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date and (ii) an undertaking that such representations and warranties will be true and correct as of the Applicable Time for the Placement Securities relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such acceptance, such Applicable Time).

(x)Board Authorization. To ensure that prior to instructing the Sales Agents to sell Placement Securities the Company shall have obtained all necessary corporate authority for the offer and sale of such Placement Securities.

(y)Offer to Refuse to Purchase. If to the knowledge of the Company any condition set forth in Section 8(a) of this Agreement shall not have been satisfied on the applicable Settlement Date, the Company shall offer to any person who has agreed to purchase Placement Securities from the Company as the result of an offer to purchase solicited by the Sales Agents the right to refuse to purchase and pay for such Placement Securities.

(z)Exchange Act Reports. The Company shall (i) timely file all reports and any definitive proxy or information statements required to be filed by the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for the duration of the Prospectus Delivery Period and will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus and (ii) disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K a summary detailing, for the relevant reporting period, the number of Placement Securities sold through or to the Managers under this Agreement, the net proceeds received by the Company from such sales and the compensation paid by the Company to the Sales Agents with respect to such sales. In lieu of compliance with the requirement set forth in clause (ii) of the immediately preceding sentence, the Company may prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to subsection (a) of this Section 7, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by the Securities Act).

(aa)Compliance with Laws. The Company, the Operating Partnership and each Subsidiary shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(ab)REIT Treatment. The Company will use all commercially reasonable efforts to continue to meet the requirements to qualify as a REIT under the Code for so long as the Company's Board of Directors deems such qualification to be in the best interests of the Company's stockholders.

8.Conditions to the Sales Agents' Obligations. The obligations of the Sales Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Operating Partnership herein, to the due performance by the Company and the Operating Partnership of their respective obligations hereunder, to the completion by the Sales Agents of a due diligence review satisfactory to the Sales Agents in their reasonable judgment, and to the continuing satisfaction of the following additional conditions:

(a)No Stop Orders, Requests for Information and No Amendments. (i) The Registration Statement shall be effective and shall be available for (a) all sales of Placement Securities issued pursuant to all prior Placement Notices and (b) the sale of all Placement Securities contemplated to be issued by any Placement Notice, (ii) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the best knowledge of the Company, threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form (iii) no order suspending the qualification or registration of the Placement Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iv) any request for additional information on the part of the staff of the Commission, the NYSE, FINRA, or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (v) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Sales Agents and the Sales Agents did not reasonably object thereto.

(b)No Material Adverse Changes. Except as contemplated in the Prospectus, or disclosed in the Company's reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized shares of capital stock of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, or any downgrading in or withdrawal of any rating assigned to any of the Company's or the Operating Partnership's securities.

(c)Officers' Certificates. The Sales Agents shall have received, on each Representation Date, one or more accurate certificates, dated such date and signed by an executive officer of the Company, in form and substance satisfactory to the Sales Agents, to the effect set forth in clauses (a) and (b) above and to the effect that:

(i)each signer of such certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and each Free Writing Prospectus, if any;

(ii)as of such date and as of each Placement subsequent to the immediately preceding Representation Date, if any, neither the Registration Statement, the Prospectus nor any Free Writing Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)each of the representations and warranties of the Company and the Operating Partnership contained in this Agreement are, as of such date and each Placement subsequent to the immediately preceding Representation Date, if any, true and correct; and

(iv)each of the covenants and agreements required herein to be performed by the Company on or prior to such date has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to such date has been duly, timely and fully complied with.

(d)Opinions of Counsel to the Company. The Sales Agents shall have received the opinions of counsel required to be delivered pursuant to Section 7(r) hereof on or before the date on which such delivery of such opinion is required pursuant to Section 7(r) hereof.

(e)Opinion of Counsel to the Sales Agents. The Sales Agents shall have received, on or prior to the date that the first Placement Securities are sold pursuant to the terms of this Agreement (and upon the recommencement of the offering of the Placement Securities under this Agreement following the termination of a suspension of sales hereunder) and within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate under Section 7(q) for which no waiver is applicable, an opinion of Bass, Berry & Sims PLC, outside counsel for the Sales Agents, dated such date and addressed to the Sales Agents, in form and substance reasonably satisfactory to the Sales Agents.

(f)Accountants' Comfort Letter. The Sales Agents shall have received, on each Representation Date, Comfort Letters dated such date and addressed to the Sales Agents, in form and substance reasonably satisfactory to the Sales Agents, (i) confirming that the Accountants are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and information of the type ordinarily included in accountants' “comfort letters” to underwriters in connection with registered public offerings with respect to the audited and unaudited financial statements and certain other financial information contained or incorporated by reference in the Registration Statement and the Prospectus (the first such letter, the “Initial Comfort Letter”) and (iii) in the case of any such letter after the Initial Comfort Letter, updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus or any Free Writing Prospectus, as amended or supplemented to the date of such letter.

(g)Secretary's Certificate. The Company shall deliver to the Sales Agents a certificate dated of even date hereof and executed by the Secretary of the Company, signing in such capacity, (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of any Placement Securities pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate; (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each person who executed this Agreement for or on behalf of the Company; and (iii) certifying as to such additional matters as the Sales Agents may reasonably request.

(h)Due Diligence. The Company shall have complied with all of its due diligence obligations required pursuant to Section 7(t).

(i)Compliance with Blue Sky Laws. The Placement Securities shall be qualified for sale in such states and jurisdictions as the Sales Agents may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the relevant Representation Date.

(j)Stock Exchange Listing. The Placement Securities shall have been duly authorized for listing on the NYSE subject only to notice of issuance at or prior to the applicable Settlement Date.

(k)Regulation M. The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(l)Additional Certificates. The Company shall have furnished to the Sales Agents such certificate or certificates, in addition to those specifically mentioned herein, as the Sales Agents may have reasonably requested as to the accuracy and completeness at each Representation Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at such Representation Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Sales Agents.

(m)No Termination Event. There shall not have occurred any event that would permit the Sales Agents to terminate this Agreement pursuant to Section 11(a) hereof.

9.Indemnification and Contribution.

(a)Company and Operating Partnership Indemnification. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Sales Agents, the directors, officers, partners, employees and agents of the Sales Agents and each person, if any, who (i) controls the Sales Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Sales Agents (a “Affiliate of the Sales Agents”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c) hereof) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Sales Agents, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any application or other document executed by or on behalf of the Company or the Operating Partnership or based on written information furnished by or on behalf of the Company or the Operating Partnership filed in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission or (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Securities pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with written information relating to the Sales Agents and furnished to the Company by the Sales Agents expressly for inclusion in any document as described in the last sentence of this Section 9(a). This indemnity agreement will be in addition to any liability that the Company or the Operating Partnership might otherwise have. The Company and the Operating Partnership acknowledge that the following statements set forth in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Sales Agents for inclusion in any Prospectus or any Free Writing Prospectus: (i) the names of the Sales Agents, (ii) the maximum amount of compensation to be received by the Sales Agents, (iii) the paragraph related to electronic distribution of the Prospectus.

(b)Indemnification of the Sales Agents. The Sales Agents agree to indemnify and hold harmless the Company, its trustees, each officer of the Company that signed the Registration Statement, the Operating Partnership and each person, if any, who (i) controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company or the Operating Partnership (a “Company Affiliate”) against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to the Sales Agents and furnished to the Company by the Sales Agents expressly for inclusion in any document as described in Section 9(a) hereof.

(c)Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify in writing each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 9, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d)Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Operating Partnership or the Sales Agents, the Company and the Sales Agents will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Operating Partnership from persons other than the Sales Agents, such as persons who control the Company or the Operating Partnership within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and trustees of the Company, who also may be liable for contribution) to which the Company, the Operating Partnership and the Sales Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Sales Agents, on the other. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Sales Agents, on the other, shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Securities (before deducting expenses) received by the Company bear to the total compensation received by the Sales Agents from the sale of Placement Securities on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Sales Agents, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, on the one hand, or the Sales Agents, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Operating Partnership and the Sales Agents agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), the Sales Agents shall not be required to contribute any amount in excess of the commissions received by them under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of the Sales Agents, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof. The obligations of the Company and Operating

Partnership, on the one hand, and the Sales Agents, on the other, shall be in addition to any liability that the Company and Operating Partnership, on the one hand, and the Sales Agents, on the other hand, may otherwise have.

10.Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 hereof and all representations and warranties of the Company and the Operating Partnership herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Sales Agents, any controlling persons, or the Company or the Operating Partnership (or any of their respective officers, trustees or controlling persons), (ii) delivery and acceptance of the Placement Securities and payment therefor or (iii) any termination of this Agreement.

11.	Termination.

(a)The Sales Agents shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect has occurred, that, in the reasonable judgment of the Sales Agents, may materially impair the ability of the Sales Agents to sell the Placement Securities hereunder; (ii) the Company or the Operating Partnership shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed; (iii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any of its Subsidiaries; (iv) the Company or the Operating Partnership shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(q), 7(r) or 7(s) hereof, the Sales Agents' right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty days from the date such delivery was required; or (v) any other condition of the Sales Agents' obligations hereunder is not fulfilled; or (vi), any suspension or limitation of trading in the Common Stock or in securities generally on NYSE shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(k) (Reimbursement of Certain Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.

(b)The Company and the Operating Partnership shall have the right, by giving ten days' notice as hereinafter specified, to terminate this Agreement in their sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(k), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c)The Sales Agents shall have the right, by giving ten days' notice as hereinafter specified to terminate this Agreement in their sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(k), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d)Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through the Sales Agents on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(k), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e)This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) hereof or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(k), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect.

(f)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

12.Notices. Except as otherwise provided herein, all notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to the Sales Agents, shall be delivered to BMO at 115 S. LaSalle Street, 18-W, Chicago, Illinois 60603, Fax: (312) 461-2968, Attention: Stephan Richford, and to Liquidnet at 498 Seventh Ave, 15th Floor, New York, New York 10018, Attention: Robert Malin, with copies to Bass, Berry & Sims PLC, The Tower of Peabody Place, 100 Peabody Place, Suite 900, Memphis, Tennessee 38103, Fax: (888) 543-4644, Attention: John A. Good, Esq.; or if sent to the Company or the Operating Partnership, shall be delivered to 27777 Franklin Road, Suite 200, Southfield, Michigan 48034, Fax (248) 208-2641, Attention: Karen J. Dearing, with copies to Jaffe, Raitt, Heuer & Weiss PC, 27777 Franklin Road, Suite 2500, Southfield, Michigan 48034, Fax: (248) 351-3082, Attention: Jeffrey Weiss, Esq. Each of the parties to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which NYSE and commercial banks in the City of New York are open for business.

13.Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership and the Sales Agents and their respective successors and the affiliates, controlling persons, officers and trustees referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement without the prior written consent of the other parties.

14.Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Securities.

15.Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Operating Partnership and the Sales Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16.Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each of the parties hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each of the parties hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.Waiver of Jury Trial. The Company, the Operating Partnership and the Sales Agents each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18.Absence of Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that:

(a)The Sales Agents have been retained solely to act as an agent in connection with the sale of the Securities and that no fiduciary relationship between the Company and the Sales Agents has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Sales Agents have advised or are advising the Company on other matters;

(b)Each of the Company and the Operating Partnership is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)Each of the Company and the Operating Partnership has been advised that the Sales Agents and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Operating Partnership and that the Sales Agents have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship; and

(d)Each of the Company and the Operating Partnership waives, to the fullest extent permitted by law, any claims it may have against each Sales Agent, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that each Sales Agent shall have no liability (whether direct or indirect) to the Company or the Operating Partnership in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Operating Partnership, including stockholders, partners, employees or creditors of the Company or the Operating Partnership.

19.Press Releases and Disclosure. Each of the parties hereto shall use commercially reasonable efforts, acting in good faith, to consult with the other parties prior to issuing any press release or like public statement related to this Agreement or any of the transactions contemplated hereby, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules.

20.
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by any one party to an other may be made by facsimile transmission.

21.Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

(a)“Applicable Time” means the date of this Agreement, each Representation Date on which a certificate is required to be delivered pursuant to Section 7(q), the date on which a Placement Notice is given, any date on which Placement Securities are sold hereunder, or such other time as agreed to by the Company and the Sales Agents.

(b)“GAAP” means United States generally accepted accounting principles.

(c) “Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

(d)“Subsidiary” or “Subsidiaries” means each direct and indirect subsidiary of the

Company, including, without limitation, the Operating Partnership, and all direct and indirect subsidiaries of the Operating Partnership.

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and the Sales Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Operating Partnership and the Sales Agents.

Very truly yours,

SUN COMMUNITIES, INC.

By: /s/ Karen J. Dearing
Name: Karen J. Dearing
Title : Chief Financial Officer

SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP

By:    Sun Communities, Inc., its General Partner

By: /s/ Karen J. Dearing
Name: Karen J. Dearing
Title : Chief Financial Officer

ACCEPTED as of the date first-above written:

BMO CAPITAL MARKETS CORP.

By: /s/ Stephan Richford
Name: Stephan Richford
Title: Director

LIQUIDNET, INC.

By: /s/ Steve Greenblatt
Name: Steve Greenblatt
Title: Head of ECM

SCHEDULE 1
FORM OF PLACEMENT NOTICE

From:    [     ]
Cc:    [     ]
To:     [             ]
Subject:     BMO At the Market Offering-Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At the Market Sales Agreement by and among Sun Communities, Inc., a corporation organized under the laws of the State of Maryland (the “Company”) and Sun Communities Operating Limited Partnership, a Michigan limited partnership (the “Operating Partnership”), on the one hand, and BMO Capital Markets Corp. (“BMO”) and Liquidnet, Inc. (“Liquidnet”), on the other hand, dated May 10, 2012 (the “Agreement”), I hereby request on behalf of the Company that BMO sell up to ______ shares of the Company's common stock, $0.01 par value per share (the “Placement Securities”), [at a minimum market price of $_______ per share during (insert applicable time period) and (note any limitation on the number of Placement Securities that may be sold in any one day)].

SCHEDULE 3

Compensation

The Sales Agents shall be paid compensation in an amount equal to 1.5% of the gross proceeds from the sale of up to the first $75,000,000 of Securities sold pursuant to the terms of this Agreement and 1.0% of the gross proceeds from the sales of any additional Securities sold thereafter pursuant to the terms of this Agreement.

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